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                                                                    EXHIBIT 10.7

                                   SUBLEASE
                                   --------

          This Sublease, dated this 16th day of September, 1998, is entered into by and between WASHINGTON MUTUAL BANK, FA, successor in interest to GREAT WESTERN SAVINGS AND LOAN ASSOCIATION, ("Sublandlord"), and PACIFIC MERCANTILE BANK("Subtenant") as a Sublease under a lease dated April 25, 1991, entered into by and between The Irvine Company, as landlord (the "Landlord"), and Great Western Savings and Loan Association, as Tenant, as amended by that certain First Amendment to Lease dated February 20, 1996 (as amended, the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit "A". All terms not defined herein shall have the same meaning as in the Master Lease.


          1.  Premises.  Sublandlord hereby leases to Subtenant, and Subtenant
              --------
hereby leases from Sublandlord, the Premises leased by Sublandlord from Landlord under the Master Lease, as shown on Exhibit "A" attached thereto.


          2.  Term.  The term of this Sublease shall commence on the date upon
              ----
which Tenant receives regulatory approval to open for business at the Premises (the "Commencement Date"), provided, however, if the term has not commenced on or before September 15, 1998, either party hereto may terminate this Sublease by written notice to the other. Tenant may take possession of the Premises as of the date hereof for the purpose of installing tenant improvements ("Improvements"). Unless sooner terminated under any provision of the Master Lease or this Sublease, the term shall continue until June 30, 2001 (the "Term"). Sublandlord

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shall assist Subtenant in negotiating with Landlord to lease the premises following expiration of this Sublease.

          3.  Rent.  From the Commencement Date though and including the last
              ----
day of the 4th month following the Commencement Date, no Rent shall be due but Tenant shall perform all covenants contained herein; from the first day of the 5th month following the Commencement Date through and including the last day of the 10th month following the Commencement Date, Base Rent shall be $15,286.25 per month; from the first day of the 11th month following the Commencement Date until the end of the Term, Base Rent shall be 17,033.25 per month. Such amount shall be payable in advance on or before the first day of each calendar month during the Term hereof. In addition to the Base Rent, Subtenant shall pay as additional rent Tenant's Allocable Share of Building Operating Expenses as provided by Subsection 4.2 of the Master Lease ("Additional Rent" and together with the Base Rent, the "Rent"). The Rent payable for any portion of a calendar month shall be a pro rata portion of the Rent payable for a full calendar month. Such Rent shall be paid without deduction or offset, in lawful money of the United States of America to Sublandlord at Sublandlord's address set forth in
Section 6 hereof, or at such other place as Sublandlord may designate in writing.

          4.  Security Deposit. On execution of this Sublease, Subtenant shall
              ----------------
deposit with Sublandlord the sum of $15,286.25 as a security deposit (the "Security Deposit") for the performance by Subtenant of the provisions of this Sublease. If Subtenant is

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in default, Sublandlord may use the Security Deposit, or any portion of it, to cure the default or to compensate the Sublandlord for all damage sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately on demand pay to Sublandlord a sum equal to the portion of the Security Deposit expended or applied by Sublandlord as provided in this Section 4 so as to maintain the Security Deposit in the sum initially deposited with the Sublandlord. If Subtenant is not in default at the expiration or termination of this Sublease, Sublandlord shall return the Security Deposit to Subtenant. Sublandlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Sublandlord may maintain the Security Deposit separate and apart from Sublandlord's general and other funds or may commingle the Security Deposit with Sublandlord's general and other funds. Sublandlord shall not be required to pay Subtenant any interest on the Security Deposit.

          5.  Condition of Premises. Subtenant understands that it will accept
              ---------------------
the Premises in its current condition and that Subtenant will have full responsibility for making any Improvements to the premises. Any such Improvements to be installed by Subtenant, including, without limitation, any automatic teller machines, shall be subject to the approval of Landlord and Sublandlord and shall be constructed in accordance with the terms of the Master Lease and applicable laws, ordinances, rules and regulations, of any government body or board of fire underwriters having jurisdiction over the Premises.

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At the expiration of the Term of this Sublease, Subtenant may (and, at
Landlord's option shall) remove from the Premises all Improvements and Subtenant's personal property and shall repair any damage and perform any restoration work caused by such removal.

          6.  Incorporation by reference.  The following sections of the Master
              --------------------------
Lease are incorporated herein by reference as terms and conditions of this Sublease as though each reference therein to "Tenant" were a reference to Subtenant, each reference therein to "Landlord" were a reference to Sublandlord, and each reference therein to "Lease" were a reference to this Sublease:

          (a)  Article II.

          (b)  Section 4.2.

          (c)  Article V.

          (d) Article VI (except that the term "Landlord" in Article VI shall mean the Landlord under the Master Lease, and not the Sublandlord).

          (e) Article VII (except that the term "Landlord" as used in Article VII shall mean the Landlord under the Master Lease and not the Sublandlord).

          (f)  Articles VIII, IX and X.

          (g) Articles XI and XII (except that the term "Landlord" in Articles XI and XII shall mean the Landlord under the Master Lease, and not the Sublandlord).

          (h)  Articles XIII, XIV, XV and XVII.

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          (i)  Article XIX (except that the term "Landlord" as used in XIX shall mean the Landlord under the Master Lease, and not the Sublandlord).
          (j)  Articles XX, XXI and XXII.

          7.  Signage.  Subject to the Landlord's prior written consent,
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Subtenant shall have the right to eyebrow building signage in addition to the same right to signage as the Sublandlord as provided by Section 5.2 of the Master Lease.

          8.  Approval.  Prior to taking any such action with respect to the
              --------
Premises that would require the Sublandlord to obtain the Landlord's approval under the Master Lease, Subtenant must first obtain approval from both the Sublandlord and the Landlord.

          9.  Rights of Landlord.  In consideration of Landlord's consent to
              ------------------
this Sublease, Sublandlord and Subtenant hereby agree as follows:

              (a) Sublandlord hereby irrevocably assigns to Landlord all of Sublandlord's interest in all Rent and income arising from this Sublease, and Landlord may collect such rent and income and apply same toward Sublandlord's obligations under the Master Lease; provided, however, until a default occurs in the performance of Sublandlord's obligations under the Master Lease, Sublandlord shall have the right to receive and collect the Rent under this Sublease. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to

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     Subtenant for the performance of any of Sublandlord's obligations under this Sublease. Sublandlord hereby irrevocably authorizes and directs Subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Sublandlord's obligations under the Master Lease, to pay to Landlord all sums then and thereafter due under this Sublease. Sublandlord agrees that Subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Sublandlord to the contrary. Sublandlord shall have no right or claim against Subtenant or Landlord for any rentals so paid to Landlord.

              (b) In the event of the termination of the Master Lease, Landlord may, at its sole option, take over Sublandlord's entire interest in this Sublease and, upon notice from Landlord, Subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Sublandlord under this Sublease or for the return of any advance rental payments or deposits under this Sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by Subtenant in excess of one month's rent.

          10. Notices.  Whenever Sublandlord or Subtenant shall desire to give
              -------
or serve upon the other any notice, demand, request or other communication with respect to this Sublease or

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the Premises, such notice, demand, request or other communication shall be in writing and shall be given to the other party by United States registered or certified mail, postage prepaid, return receipt requested,


if to Sublandlord:

                    Washington Mutual Bank, FA
                    Corporate Property Servicer
                    9301 Corbin Ave.
                    M/S N030101
                    Northridge, CA  91324
                    Attention: H. Arthur West

if to Subtenant:

                    Pacific Mercantile Bank
                    _________________________________
                    _________________________________

or at such other address or addresses as Sublandlord, or Subtenant may from time to time designate by notice, demand, request or other communication hereunder.

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     Attached hereto and made a part hereof is Addendum I.

     IN WITNESS WHEREOF, the undersigned have executed this Sublease as of the day and date first written above.

                                         SUBLANDLORD:

                                         WASHINGTON MUTUAL BANK, FA


                                         By /s/ KENDALL BATEMAN
                                            __________________________________
                                            Name: Kendall Bateman
                                            Title: First Vice President



                                         SUBTENANT:

                                         PACIFIC MERCANTILE BANK (PROPOSED)


                                         By /s/ RAYMOND E. DELLERBA
                                            __________________________________
                                            Name: Raymond E. Dellerba
                                            Title: President & CEO (PROPOSED)

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                      ADDENDUM I TO SUBLEASE DATED 9-16-98

Notwithstanding any other provisions contained in this Sublease, in the event
(a) Sublessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Sublease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Sub-Lessor may, in either such event terminate this Sublease only with the concurrence of any Receiver of Liquidator appointed by such Authority; provided, that in the event this Sublease is terminated by the Receiver of Liquidator, the maximum claim of Sub-lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Sublease shall be law, and in no event be an amount equal to all accrued and unpaid rent to the date of termination.